Exhibit 5.1

ATTORNEYS AT LAW Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Main 650 843-5000 Fax 650 849-7400 www.cooley.com	Broomfield, CO 720 566-4000 Reston, VA 703 456-8000 San Diego, CA 858 550-6000 San Francisco, CA 415 693-2000

JOHN T. McKENNA (650) 843-5059 mckennajt@cooley.com

August 30, 2005

Hoku Scientific, Inc.

1075 Opakapaka Street

Kapolei, Hawaii 96707

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Hoku Scientific, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 1,894,998 shares of the Company’s Common Stock, $0.001 par value (the “Shares”) pursuant to its 2002 Stock Plan, as amended, 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Plan (collectively, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation as currently in effect, (c) the Company’s Amended and Restated Bylaws as currently in effect, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the general corporation laws of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s/ JOHN T. MCKENNA
John T. McKenna